UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

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Preliminary Information Statement

☐ Confidential, for use of the Commission only

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Definitive Information Statement

MYSKIN, INC.

(Name of Registrant as Specified In Its Charter)

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No fee required.

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Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)

Title of each class of securities to which transaction applies:

(2)

Aggregate number of securities to which transaction applies:

(3)

Price per unit or other underlying value of transaction pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)

Proposed maximum aggregate value of transaction:

(5)

Total fee paid:

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paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

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Date Filed:

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF MYSKIN, INC.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

MySkin, Inc.

10235 Woodrose Lane

Highlands Ranch, CO  80129

INFORMATION STATEMENT

April __, 2014

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

GENERAL INFORMATION

April __, 2014

Dear Stockholders:

The enclosed Information Statement is being furnished to the holders of record of the shares of the common stock (the “Common Stock”) of MySkin, Inc., a California corporation (the “Company” or “MySkin”), as of the close of business on the record date March 31, 2014 (the “Record Date”). The purpose of the Information Statement is to notify our stockholders that on March 31, 2014, the Company received an unanimous written consent in lieu of a meeting from the members of the Board of Directors (the “Board”) and a written consent of the holders (the “Majority Holders”) of a majority of the issued and outstanding shares of the Company’s Common Stock (the “Written Consent”). The Written Consent adopted resolutions that authorized the Company to effect the following corporate actions:

(1)

Merging with a newly-formed Colorado subsidiary for the purpose of changing the Company’s domicile from California to Colorado, and changing the name to United Cannabis Corporation.

The accompanying Information Statement is being furnished to our stockholders for informational purposes only, pursuant to Section 14 (c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder. As described in this Information Statement, the foregoing corporate actions were approved by our Board of Directors (the “Board”) by written consent on March 31, 2014.  On March 31, 2014, the Majority Holders, holding a majority of the issued and outstanding Common Stock of the Company, adopted by written consent the resolutions approving the name change and change of domicile which are being accomplished pursuant to the Plan of Merger as set forth in Appendix A.  Such written consent constitutes the only stockholder approval required to approve the name change and change of domicile under the California Corporations Code. Because the written consent of the Majority Holders satisfies all applicable stockholder voting requirements, the Board is not soliciting your proxy or consent in connection with the matters discussed above. You are urged to read the Information Statement carefully and in its entirety for a description of the actions taken by the Majority Holders.

The actions will not become Effective before the date which is 21 days after this Information Statement was first mailed to stockholders. The Information Statement is being mailed on or about April __,  2014, to stockholders of record on March 31, 2014 (the “Record Date”).

By order of the Board of Directors

/s/ Paul D. Enright
Paul D. Enright, CEO

MySkin, Inc.

10235 Woodrose Lane

Highlands Ranch, CO  80129

INFORMATION STATEMENT PURSUANT TO SECTION 14 (C)

OF THE SECURITIES EXCHANGE ACT OF 1934

This Information Statement (the “Information Statement”) is being mailed on or about April __, 2014 to the holders of record at the close of business on March 31, 2014 (the “Record Date”), of the common stock of MySkin, Inc., a California corporation (“MYSK”, “we”, “us” or the “Company”), in connection with an action taken by written consent of the holders of a majority of our Common Stock in lieu of a meeting to approve the change of the Company’s name to “United Cannabis Corporation” and to redomicile the Company in the State of Colorado (the “Corporate Actions”), and these Corporate Actions will be accomplished pursuant to the Plan of Merger set forth on Appendix A.

The members of the Board of Directors (the “Board”) owning 40,000,000 shares of our issued and outstanding Common Stock (the “Consenting Stockholders”) have executed a written consent approving the Corporate Actions.  The Consenting Stockholders held of record on the Record Date approximately 91.7% of the total issued and outstanding Common Stock of the Company, which was sufficient to approve the Corporate Actions.  Dissenting stockholders do not have any statutory appraisal rights as a result of the action taken. The Board does not intend to solicit any proxies or consents from any other stockholders in connection with this action. All necessary corporate approvals have been obtained, and this Information Statement is furnished solely to advise stockholders of the actions taken by written consent.

California Corporations Code Section 603 (the “Code”) generally provides that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required. In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the above actions as early as possible in order to accomplish the purposes of the Company as herein described, the Board consented to the utilization of, and did in fact obtain, the written consent of the four Consenting Stockholders who collectively own shares representing a majority of our Common Stock.

This Information Statement is being distributed pursuant to the requirements of Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to the Company’s stockholders of record on the Record Date. The corporate action described herein will be effective on the 21st day after the mailing of this Information Statement or April __, 2014.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

FORWARD LOOKING STATEMENTS

This Information Statement and other reports that the Company files with the U.S. Securities and Exchange Commission (the “SEC”) contain forward-looking statements about the Company’s business containing the words “believes’, “anticipates”, “expects” and words of similar import. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results or performance to be materially different from the results or performance anticipated or implied by such forward-looking statements. Given these uncertainties, stockholders are cautioned not to place undue reliance on forward-looking statements. Except as specified in SEC regulations, the Company has no duty to publicly release information that updates the forward-looking statements contained in this Information Statement. An investment in the Company involves numerous risks and uncertainties, including those described elsewhere in this Information Statement. Additional risks will be disclosed from time-to-time in future SEC filings.

VOTE REQUIRED TO APPROVE CORPORATE ACTIONS

As of the Record Date, there were 43,620,000 shares of Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote. For the approval of the Corporate Actions the affirmative vote of a majority of the shares of Common Stock outstanding and entitled to vote at the Record Date, or 21,810,010 shares, was required for approval.

CONSENTING STOCKHOLDERS

On March 31, 2014, the Board unanimously adopted resolutions declaring the advisability of, and recommending that stockholders approve, the Corporate Actions. In connection with the adoption of these resolutions, the Board elected to seek the written consent of the holders of a majority of the Company’s issued and outstanding Common Stock in order to reduce the costs and implement the proposals in a timely manner.

On March 31, 2014, the following Consenting Stockholders, who are all members of the Company’s management team, who collectively own 40,000,000 shares of the Company’s issued and outstanding Common Stock (approximately 91.7%), consented in writing to the proposed Corporate Actions:

Paul Enright	1,310,000 shares, representing approximately 3.0%
Earnest Blackmon	22,428,000 shares, representing approximately 51.4%
Tony Verzura	14,952,000 shares, representing approximately 34.3%
Chad Ruby	1,310,000 shares, representing approximately 3.0%

Under Section 14(c) of the Exchange Act, the transactions cannot become effective until the expiration of the 20-day Period following the filing and mailing of the Definitive 14C.

The Company is not seeking written consent from any of our other stockholders, and stockholders other than the Consenting Stockholders will not be given an opportunity to vote with respect to the Corporate Actions.

RECENT DEVELOPMENTS

On March 26, 2014, MySkin, Inc. (the “Company”) entered into a License Agreement with Earnest Blackmon (“Blackmon”), Tony Verzura (“Verzura”) and Chad Ruby (“Ruby”) pursuant to which Blackmon, Verzura and Ruby licensed certain intellectual property to the Company in exchange for a total of 38,690,000 shares of the Company’s common stock.

In connection with this transaction:

•

Blackmon, Verzura and Ruby licensed to the Company all of their knowledge and know-how relating to the design and buildout of cultivation facilities, their genetics, growing/cultivation system, seed-to-sale protocols and procedures, products, a genetic catalogue including over 150 different strains, an advanced (non-psychoactive) cannabinoid therapy program called A.C.T. Now, security, regulatory compliance, and any other methods and processes which relate to the cannabis business.

•

The territory for this license is the entire world and the license runs in perpetuity.  There are no royalty payments under the License Agreement.

•

Blackmon, Verzura and Ruby were appointed to the Company’s board of directors.  These appointments will not be effective until the expiration of the 10-day period following the filing of an Information Statement with the SEC pursuant to Rule 14f-1 and mailing of the Information Statement to our shareholders.

•

Blackmon was elected as the President of the Company, Ruby was elected as Chief Operating Officer and Verzura was elected as Vice President.

•

A total of 41,690,000 previously outstanding shares of common stock were cancelled, and as a result of this transaction there are now a total of 43,620,000 shares of the Company’s shares of common stock outstanding.

As a result of this transaction our business plan has changed.  We plan to create partnerships with local businessmen, entrepreneurs, scientists and others, both domestically and internationally, for the purpose of cultivating cannabis-based products worldwide.

For example, we plan to enter into licensing and consulting agreements with partners who desire to license our entire turnkey seed-to-sale business model in jurisdictions where it is legal to do so, and we plan to typically receive a percentage of their gross revenues as our fee.  In addition to licensing our intellectual property, we will offer consulting on the design and buildout of cultivation facilities, we will provide training and staffing services, and we will assist them in finding the right locations for the cultivation facilities.  We will provide our genetic catalogue which includes over 15 CBD strains, over 150 THC strains and over 30 Cannabis Cup winners.

We will also provide access to our full range of extracted/infused medical products.  We will license to the partner the intellectual property for whole plant activated oils, smokable concentrates, infused products, topical lotions, pills, sublingual, transdermal patches and they will have access to any future technology or products we develop.

Our goals are to establish strong cultivation positions through our local partners in markets where it is legal and use these revenues to develop new cannabinoid based drugs for clinical FDA approval patents.

We will not touch or handle the plants directly.  Our joint venture partners and their employees will be the handlers of the plants and products.  The Company will not harvest, distribute or sell cannabis or any substances that violate United States law or the Controlled Substances Act, nor does it intend to do so in the future.

ACTIONS TO BE TAKEN

Changing the name of the Company to “United Cannabis Corporation”

General

Our Board has unanimously approved a proposal to effect a name change to reflect the Company’s new business direction. The Majority Shareholders have approved this name change.

The corporate action provides for the Company to change its name to “United Cannabis Corporation.”

Effects of the Name Change

Upon the effectiveness of the Corporate actions described in this information statement the Company will be known as United Cannabis Corporation and will apply for a new OTC trading symbol and CUSIP number.  We will report our new symbol and CUSIP number in a current report on Form 8-K once it is established.

Changing the Domicile of the Company from California to Nevada

General

Our Board has unanimously approved a proposal to redomicile the Company in Colorado, so that the Company will be considered a Colorado corporation instead of a California corporation. The Majority Shareholders have approved this action.

Reasons for changing Domicile

As a California corporation, the Company is subject to many requirements and restrictions of the California Corporate Code which the Board believes are more restrictive than those of Colorado and which will create unnecessary effort and expense to comply with.  The Company’s business is now located in Colorado and it will be easier and less expensive to comply with Colorado laws and to interact with the Colorado Secretary of State’s office.

In order to accomplish the name change and the change in domicile, the Company will merge with and into a newly-formed, wholly-owned subsidiary, United Cannabis Corporation, a Colorado corporation.

United Cannabis Corporation

United Cannabis, which will be the surviving corporation in the Merger, was incorporated by the Company under the Colorado Business Corporation Act on March 25, 2014, exclusively for the purpose of merging with the Company.  The authorized capital of United Cannabis consists of 100,000,000 shares of common stock, no par value per share, and 10,000,000 shares of preferred stock, no par value per share.

Immediately prior to the closing of the Merger, United Cannabis had one hundred (100) shares of common stock issued and outstanding, which were all held by the Company.  The terms of the Merger Agreement provide that the currently issued and outstanding 100 shares of United Cannabis common stock will be cancelled.  As a result, following the Merger, the Company’s current stockholders will be the only stockholders of the newly merged company.

Summary Comparison of Shareholder Rights before and after the Reincorporation

At the effective time of the Reincorporation, the California Corporation will change its domicile to Colorado and shall thereafter be governed by the Colorado Business Corporation Act (the “CBCA”) and by the Colorado Articles and the Colorado Bylaws (“Colorado Charter Documents”). Upon the filing with and acceptance by the Secretary of State of Colorado of the Articles of Merger in Colorado, the California Corporation will be merged into the Colorado corporation, and the outstanding shares of the California Corporation’s Common Stock will be deemed for all purposes to evidence ownership of, and to represent, shares of the Colorado Corporation’s Common Stock.

The Colorado Charter Documents effectively replace the California Articles and the California Bylaws (together, the “California Charter Documents”) including providing officers, directors and agents of the Colorado Corporation with certain indemnification rights in addition to those currently provided for the under the California Charter Documents.

When the Reincorporation becomes effective, holders of the California Corporation’s Common Stock will become holders of the Colorado Corporation’s Common Stock, which will result in their rights as shareholders being governed by the laws of the State of Colorado. In addition, their rights as shareholders will be governed by the Colorado Charter Documents.

It is not practical to describe all of the differences between the Colorado Articles and the California Articles and the Colorado Bylaws and the California Bylaws or all of the differences between the laws of the States of Colorado and California. The following is a summary of some of the significant rights of the shareholders under California and Colorado law and under the California and Colorado Charter Documents. This summary is qualified in its entirety by reference to the full text of such documents and laws.

Authorized Capital Stock

California

The California Articles authorize the issuance of 50,000,000 shares of common stock, $0.001 par value, of which approximately 43,620,000 shares were issued and outstanding as of March 31, 2014, and 5,000,000 shares of “blank check preferred stock,” $0.001 par value, of which no shares are outstanding.

Colorado

The Colorado Articles will authorize the issuance of an aggregate of 110,000,000 shares of stock in two classes designated respectively as “common stock” and “blank check preferred stock.” The total number of shares that the Company will be authorized to issue is: (i) 100,000,000 shares of common stock, no par value per share, and (ii) 10,000,000 shares of preferred stock, no par value per share (“Preferred Stock”). Upon effectiveness of the Reincorporation, each outstanding share of the Company’s common stock will continue to be an outstanding share of the Company’s Common Stock, as incorporated in Colorado.

Blank Check Preferred Stock

California

Under California law, if the articles of incorporation so provide, a corporation may issue one or more classes of stock or one or more series of stock within any class, with such preferences, limitations and relative rights as determined by the board of directors without shareholder approval (“Blank Check Preferred Stock”).

Colorado

Colorado law also permits, if authorized by the certificate of incorporation, the issuance of Blank Check Preferred Stock with preferences, limitations and relative rights determined by a corporation’s board of directors without shareholder approval.

The California Articles provide for the issuance of up to 5,000,000 shares of Blank Check Preferred Stock.

The Colorado Articles provide for the issuance of up to 10,000,000 shares of Blank Check Preferred Stock. The Board of Directors will be authorized, subject to any limitations prescribed by law and without the need for further shareholder approval, to provide for the issuance of shares of preferred stock in series, and to establish from time to time the number of shares to be included in such series and to fix the designations, power, preferences and rights of the shares of each series and any qualifications, limitations or restrictions thereof.

Special Meetings of Shareholders

California

Under California law, special meetings of the shareholders may be called by the board, the chairperson of the board, the president, the holders of shares entitled to cast not less than 10 percent of the votes at the meeting, or any additional persons as may be provided in the articles or bylaws.

Colorado

Under the CBCA, a special meeting of shareholders shall be held if: (i) called by the board of directors or any person authorized by the bylaws or a resolution of the board of directors to call such a meeting; or (ii) if the corporation receives one or more written demands for a special meeting, stating the purpose or purposes for which it is to be held, signed and dated by the holders of shares representing at least 10% of all of the votes entitled to be cast on any issue proposed to be considered at the special meeting.

The California Bylaws provide, in accordance with requirements imposed by California Law, that a special meeting of the Shareholders may be called by the Board, the Chairman of the Board, or by the holders of shares entitled to cast not less than 10% of the votes at such meeting.

The Colorado Bylaws provide that a special meeting of shareholders may be called by the Company’s President, the Board of Directors, the holders of not less than one-tenth of all the shares entitled to vote at the meeting, or legal counsel of the Corporation as last designated by resolution of the Board of Directors.

Corporate Action without a Shareholder Meeting

California

California Law permits securityholders, unless specifically prohibited by the articles of incorporation, to take action without a meeting by the written consent of the holders of at least the number of shares necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Colorado

The CBCA provides that, unless the articles of incorporation require such action be taken at a shareholder meeting or expressly authorizes that such action can be taken by less than unanimous written consent, any action required or permitted to be taken at a shareholders meeting may be taken without a meeting if all of the shareholders entitled to vote consent to such action in writing.

The California Bylaws provide that any action required or permitted be taken at any annual or special meeting of the shareholders may be taken may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

The Colorado Articles and Bylaws provide that any action required or permitted by the provisions of the CBCA to be taken at a shareholders’ meeting may be taken without a meeting, by the written consent of a majority of the issued and outstanding shares of the Company entitled to vote on such matter in accordance with the procedures of the CBCA, as then currently in place from time to time.

Amendment or Repeal of Bylaws

California

Under California law, bylaws may be adopted, amended or repealed either by the vote of a majority of the outstanding shares entitled to vote thereon or (subject to any restrictions in the charter or bylaws) by the approval of the board of directors, except that amendments to the bylaws specifying or changing a fixed number of directors or the maximum or minimum number or changing from a fixed to a variable board or vice versa may only be adopted by approval of the outstanding shares.

Colorado

Under the CBCA, shareholders may amend the bylaws. Directors are also permitted to amend the bylaws, other than bylaws establishing greater quorums or voting requirements for shareholders or directors, unless the bylaws prohibit the directors from doing so. Directors may not amend the bylaws to change the quorum or voting requirements for shareholders, and directors may amend the bylaws to change the quorum or voting requirements for directors only if such provision was originally adopted by the directors or if such provision specifies that it may be amended by the directors.

The California Bylaws provide that, to the extent permitted by law, the Bylaws may be amended or repealed, and new Bylaws adopted, by the Board of Directors. The shareholders entitled to vote, however, retain the right to adopt additional Bylaws and may amend or repeal any Bylaw whether or not adopted by them.

Under the Colorado Articles and the Colorado Bylaws, the Colorado Bylaws may altered, amended, repealed and replaced by the Board of Directors to the extent permitted by the CBCA.
Anti-Takeover Statutes

California

Section 1101 of California Law provides that if an acquiring corporation has previously acquired more than 50% but less than 90% of the stock of a California corporation, the acquiring corporation is prohibited from cashing out the remaining shareholders in the target corporation in a cash merger. There are similar prohibitions covering asset acquisitions. Unless certain conditions are met, the acquiring corporation must, in any asset acquisition or merger, issue non-redeemable common stock of the acquiring corporation to the remaining shareholders of the target corporation. California also regulates certain tender offers or proposals for reorganization made by “interested parties.” These California provisions would cease to apply to the Company upon its re-incorporation.

Colorado

The CBCA does not contain provisions designed to deter takeovers of public companies, such as a “fair price” statute, “business combination” statute, “control share acquisition” statute or “cash-out” statute.

Number of Directors

California

Under California Law, although a change in the number of directors must in general be approved by the shareholders, the board of directors may fix the exact number of directors within a stated range set forth in either the articles of incorporation or bylaws, if that stated range has been approved by the shareholders. Any change outside of the established range or a change in the established range must be approved by the shareholders.

Colorado Under the CBCA, the number of directors must be specified in a corporation’s bylaws.

The California Articles contain no provisions concerning the number of Directors. The California Bylaws currently provide that the number of directors comprising the Board of Directors shall be four.

The Colorado Bylaws provide that the number of directors shall not be less than one or more than seven. The number of directors may be changed or fixed from time to time by action of the Board of Directors, but no decrease in number shall have the effect of shortening the term of any incumbent director. The CBCA provides that shareholders may amend a corporation’s bylaws without the approval of the board of directors. Accordingly, under the CBCA, shareholders of the Company have the ability to determine the size of the Board of Directors.

Term

California

Neither the California Articles nor the California Bylaws provide for a classified board of directors although California Law would permit, but does not require, the Company to adopt a classified Board with staggered terms.

Colorado

The CBCA, permits (but does not require) classifications of a corporation’s board of directors into one, two or three classes, with each class composed of as equal a number of directors as is possible. In the event of multiple classes of directors, the CBCA provides for staggered terms of two years if there are two classes of directors or three years if there are three classes of directors.  The Colorado Articles do not provide for a classified Board.

The California Bylaws provide that directors are to be elected annually. All directors hold office until the next annual meeting of shareholders following their election or until their successors are elected and qualified, or until their earlier death, resignation or removal.

The Colorado Bylaws provide that directors are to be elected annually.  All directors hold office until the next annual meeting of shareholders following their election or until their successors are elected and qualified, or until their earlier death, resignation or removal.

Cumulative Voting; Vote Required for the Election of Directors

California

California law requires that cumulative voting be permitted unless the corporation qualifies for the elimination of cumulative voting. Under cumulative voting, each share of stock entitled to vote in an election of directors has such number of votes as is equal to the number of directors to be elected. A shareholder may then cast all of his or her votes for a single candidate or may allocate them among as many candidates as the shareholder may choose. As a result, shareholders holding a significant minority percentage of the outstanding shares entitled to vote in an election of directors may be able to effect the election of one or more directors.

Colorado

Under the CBCA, shareholders have the right to cumulate their votes in the election of directors unless otherwise provided in the articles of incorporation. In addition, the CBCA provides that, absent a provision to the contrary in a corporation’s articles of incorporation, the election of directors will be by a plurality vote of the shareholders entitled to vote.

The California Bylaws provide that shareholders may use cumulative voting in the election of directors.	The Colorado Articles expressly prohibits cumulative voting for the election of directors. The Colorado Articles do not alter the default plurality voting standard for the election of directors.
Indemnification of Directors and Officers

California

California Law permits indemnification of expenses incurred in derivative or third-party actions, except that with respect to derivative actions (a) no indemnification may be made without court approval when a person is adjudged liable to the corporation in the performance of that person’s duty to the corporation and its shareholders, unless a court determines such person is fairly and reasonably entitled to indemnity for expenses, and then such indemnification may be made only to the extent that such court shall determine, and (b) no indemnification may be made without court approval in respect of amounts paid or expenses incurred in settling or otherwise disposing of a threatened or pending action or amounts incurred in defending a pending action that is settled or otherwise disposed of without court approval.

California Law requires indemnification when the individual has successfully defended the action on the merits.

Colorado

The CBCA provisions regarding indemnification rights are substantially similar to the provisions of California law, except as noted below.

Permissive Indemnification. In addition to the limitations of California, the CBCA prohibits a corporation from indemnifying an Indemnitee adjudged liable of receiving an improper personal benefit.

The CBCA also allows a corporation to indemnify an Indemnitee, who is not a director, to a greater extent than specified in the CBCA, if not inconsistent with public policy, however, a corporation may only indemnify a director as specified in the CBCA.

The CBCA requires a corporation to provide its shareholders with written notice of any indemnification payments or expense advancements paid to a director on or before the notice of the next shareholder’s meeting after making such payments.

Standard of Conduct:  Under California law, indemnification is permitted only for acts taken in good faith and believed to be in the best interests of the corporation and its shareholders, as determined by a majority vote of a disinterested quorum of the directors, independent legal counsel (if a quorum of independent directors is not obtainable), a majority vote of a quorum of the shareholders (excluding shares owned by the indemnified party), or the court handling the action.

Standard of Conduct. Under the CBCA, the specified Standard of Conduct requires that an Indemnitee acted (i) in good faith, (ii) in a manner the Indemnitee reasonably believed to be, in the case of conduct in the Indemnitee’s official capacity, in the best interests of the corporation, and, for all other conduct, at least not opposed to the best interests of the corporation and (iii) with respect to any criminal action or proceeding, with no reasonable cause to believe the Indemnitee’s conduct was unlawful.

The California Articles and California Bylaws provide that the Company has the power to indemnify, to the maximum extent and in the manner permitted by California Law.

The Colorado Articles and Colorado Bylaws require the Company to indemnify any person who is or was a director, officer, employee or agent of the Company to the fullest extent allowed by the laws of Colorado.

Dissenters’ Rights of Appraisal

California

In general, California Law affords dissenters’ rights (appraisal rights are referred to as “dissenters’ rights” in California) (a) in any reorganization for which shareholder approval is required and (b) to the shareholders of a subsidiary corporation in a short-form merger, with certain exclusions. For example, in the case of a corporation whose shares are listed on a national securities exchange or on a list of over-the-counter margin stocks issued by the Board of Governors of the Federal Reserve System, dissenters’ rights generally are not available unless the holders of 5% or more of such class claim dissenters’ rights. Also, under California Law, shareholders of a corporation involved in a reorganization are not entitled to dissenters’ rights if the corporation, or its shareholders immediately before the reorganization, or both, will own immediately after the reorganization more than five-sixths of the voting power of the surviving or acquiring corporation or its parent entity (as will be the case in the proposed Reincorporation). Appraisal or dissenters’ rights are, therefore, not available to shareholders of the Company with respect to the Reincorporation.

Colorado

Under the CBCA, a properly dissenting shareholder is entitled to receive the appraised value of the shares owned by the shareholder when the corporation votes to (i) sell, lease or exchange all or substantially all of its property and assets other than in the regular course of the corporation’s business, (ii) to merge or consolidate with another corporation, or (iii) to participate in a share exchange. Dissenters’ rights under the CBCA are available to both record holders and beneficial holders.

Neither the California Articles nor the California Bylaws places restrictions in addition to those contained in these California provisions.	Neither the Colorado Articles nor the Colorado Bylaws places restrictions in addition to those contained in these CBCA provisions.

Shareholders Rights to Examine Books and Records

California

California law requires that the accounting books and records and minutes of proceedings of the shareholders and the board and committees be open to inspection by the shareholders at all reasonable times during office hours for a purpose reasonably related to such holder’s interests as a shareholder.  California Law further provides for an absolute right of inspection of the shareholder list for any shareholder holding 5% or more of a corporation’s outstanding voting shares or any shareholder holding 1% or more of a corporation’s outstanding voting shares who has filed a Schedule 14A with the Securities and Exchange Commission. California Law also provides a right of inspection of the shareholder list to any shareholder for any purpose reasonably related to such holder’s interest as a shareholder.

Colorado

Under the CBCA, any record or beneficial shareholder of a corporation may, upon 5 days’ written demand, inspect certain records, including shareholder actions, minutes of shareholder meetings, communications with shareholders and recent financial statements. In addition, upon 5 days’ written demand, any such shareholder may inspect the list of shareholders and certain other corporate records, including minutes of the meetings of the board of directors of the corporation, if the shareholder either (i) has been a shareholder for at least 3 months or (ii) is a shareholder of at least 5% of all outstanding shares of any class of shares when the demand is made, provided that the demand is made in good faith for a proper purpose reasonably related to such person’s interests as a shareholder.

The California Bylaws provide for the inspections of records by shareholders consistent with California law.	The Colorado Bylaws contains a provision respecting examination rights related to shareholder lists consistent with the provisions of the CBCA.
Dividends and Repurchases of Shares

California

California Law provides that a corporation may not make any distribution (including dividends, whether in cash or property, and repurchases or redemptions of its shares for cash or property) unless (i) the corporation’s retained earnings immediately prior to the proposed distribution equal or exceed the amount of the proposed distribution, or (ii) immediately after giving effect to such distribution, the corporation’s assets (exclusive of goodwill, capitalized research and development expenses and deferred charges) would be at least equal to 125% of its liabilities (not including deferred taxes, deferred income and other deferred credits) and the corporation’s current assets would be at least equal to its current liabilities (or 125% of its current liabilities if the average pretax and preinterest earnings for the preceding two fiscal years were less than the average interest expense for such years).  In addition, California Law provides that a corporation may not make any such distribution if, as a result, the excess of the corporation’s assets over its liabilities would be less than the liquidation preference of all shares having a preference on liquidation over the class or series to which the distribution is made. Such tests are applied to California corporations on a consolidated basis.

Colorado

The CBCA permits a corporation to declare and pay cash or in-kind property dividends or to repurchase shares unless, after giving effect to the transaction: (i) the corporation would not be able to pay its debts as they become due in the usual course of business; or (ii) the corporation’s total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

Neither the California Articles nor the California Bylaws place any restrictions on the payment of dividends.	Neither the Colorado Articles nor the Colorado Bylaws place any restrictions on the payment of dividends.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the ownership, as of March 31, 2014, of our Common Stock by each person known by us to be the beneficial owner of more than 5% of our outstanding Common Stock, each of our directors and executive officers; and all of our directors and executive officers as a group. The information presented below regarding beneficial ownership of our Common Stock has been presented in accordance with the rules of the SEC and is not necessarily indicative of ownership for any other purpose. This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.  Applicable percentages are based upon 43,620,000 shares of Common Stock outstanding as of March 31, 2014.

Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Common Stock	Paul Enright 10235 Woodrose Lane Highlands Ranch, CO 80129	1,310,000	3.0%

Common Stock	Earnest Blackmon 1600 West 113th Avenue Westminster, CO 80234	22,428,000	51.4%

Common Stock	Tony Verzura 816 Acoma Street, #1607 Denver, CO 80204	14,952,000	34.3%

Common Stock	Chad Ruby 2261 Deloraine Trail Maitland, FL 32751	1,310,000	3.0%

	All Directors and Executive Officers as a Group (4 individuals)	40,000,000	91.7%

ADDITIONAL INFORMATION

The Company files annual, quarterly and current reports and other information with the SEC under the Exchange Act. You may obtain copies of this information by mail from the Public Reference Room of the SEC at 100 F Street, N.E., Room 1580, Washington, DC 20549. You may obtain on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website that contains reports and other information about issuers that file electronically with the SEC. The address of that website is www.sec.gov.

WRITTEN CONSENT OF THE CONSENTING STOCKHOLDERS WHO COLLECTIVELY OWN SHARES REPRESENTING A MAJORITY OF OUR COMMON STOCK HAVE CONSENTED TO AND EFFECTING THE NAME CHANGE. NO FURTHER VOTES OR PROXIES ARE NEEDED AND NONE ARE REQUESTED. THE BOARD IS NOT REQUESTING A PROXY FROM YOU AND YOU ARE REQUESTED NOT TO SEND A PROXY.

APPENDICES

The following document is appended to this Information Statement.

Appendix A     -     Plan of Merger

April __, 2014	BY ORDER OF THE BOARD OF DIRECTORS

/s/ Paul D. Enright
Paul D. Enright, CEO

APPENDIX A

PLAN OF MERGER

This Plan of Merger (the “Plan”) is made and entered into this ____ day of April 2014, by and between MySkin, Inc., a California corporation (“MySkin”), and United Cannabis Corporation, a Colorado corporation (“United Cannabis,” and a wholly-owned subsidiary of MySkin).  MySkin and United Cannabis are referred to herein as the “Parties.”

The Parties hereby agree as follows:

1.

In accordance with the laws of the States of California and Colorado, MySkin shall be merged with and into United Cannabis as of the Merger Date, with United Cannabis being the surviving corporation.  The corporate existence of United Cannabis, with all of its purposes, powers and objects, shall continue unaffected and unimpaired by the merger.

2.

The merger of MySkin into United Cannabis as stated above (the “Merger”) shall be effective on the date the Statement of Merger is filed with the Colorado Secretary of State (the “Merger Date”).

3.

On the Merger Date, each issued and outstanding share of MySkin common stock owned of record will automatically convert into the right to receive one (1) share (the “Merger Consideration”) of United Cannabis’s fully paid and non-assessable no par value common stock (the “Common Stock”), and all shares of United Cannabis which are held by MySkin will be cancelled on the Merger Date.

4.

The Articles of Incorporation of United Cannabis, as in effect immediately prior to the Merger Date, shall be the Articles of Incorporation of United Cannabis, as the surviving corporation of the Merger, and shall continue in full force and effect after the Merger Date.

5.

Upon the Merger Date, United Cannabis, as the surviving corporation, shall thereupon and thereafter possess:  all the rights, privileges, immunities and franchises, of a public as well as a private nature, of MySkin; all property of MySkin, whether real, personal, and mixed; all debts due MySkin, on whatever account, including subscriptions to shares; and all other choses in action of MySkin.  Every other interest belonging to or due to MySkin shall be deemed to be transferred to and vested in United Cannabis without further act or deed.  Such transfer to and vesting in United Cannabis shall be deemed to occur by operation of law, and no consent or approval of any other person shall be specifically required in connection with any such transfer or vesting unless such consent or approval is specifically required in the event of a merger, by law or by express provision in any contract, agreement, decree, order, or other instrument to which MySkin is a party or by which it is bound.

6.

On and after the Merger Date, United Cannabis, as the surviving corporation, shall be responsible and liable for all the liabilities and obligations of MySkin; and any claim existing or action or proceeding, whether civil or criminal, pending by or against MySkin may be prosecuted as if the Merger had not taken place, or United Cannabis may be substituted in its place.  Neither the rights of creditors nor any liens upon the property of MySkin shall be impaired by the merger.

IN WITNESS WHEREOF, the Parties execute the Plan of Merger as of the date first set forth above.

MySkin, Inc. a California corporation	United Cannabis Corporation, a Colorado corporation

By:________________________________	By:__________________________________
Paul D. Enright, CEO	Paul D. Enright, President